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invitation homes

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
FOURTH QUARTER 2024

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Fourth Quarter 2024 and Full Year 2024 Results
Dallas, TX, February 26, 2025 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), the nation’s premier single-family home leasing and management company, today announced its Fourth Quarter (“Q4”) 2024 and Full Year (“FY”) 2024 financial and operating results.

Q4 2024 and FY 2024 Highlights
•Year over year, Q4 2024 total revenues increased 5.6% to $659 million, and property operating and maintenance costs improved slightly to $228 million. FY 2024 total revenues increased 7.7% to $2,619 million, and property operating and maintenance costs increased 6.2% to $935 million.
•Q4 2024 net income available to common stockholders totaled $143 million or $0.23 per diluted common share. FY 2024 net income available to common stockholders totaled $453 million or $0.74 per diluted common share.
•Year over year, Q4 2024 Core FFO per share increased 5.9% to $0.47, and AFFO per share increased 8.9% to $0.41. FY 2024 Core FFO per share increased 6.4% to $1.88, and AFFO per share increased 6.7% to $1.60.
•Q4 2024 Same Store NOI increased 4.7% year over year on 2.7% Same Store Core Revenues growth and a reduction in Same Store Core Operating Expenses of 1.5%. FY 2024 Same Store NOI grew 4.6% year over year on 4.3% Same Store Core Revenues growth and 3.7% Same Store Core Operating Expenses growth.
•Q4 2024 Same Store Average Occupancy was 96.7%, a reduction of 60 basis points year over year. FY 2024 Same Store Average Occupancy was 97.3%, down 10 basis points year over year.
•Q4 2024 Same Store renewal rent growth of 4.2% and Same Store new lease rent growth of (2.2)% drove Same Store blended rent growth of 2.3%. FY 2024 Same Store renewal rent growth of 4.9% and Same Store new lease rent growth of 1.0% drove Same Store blended rent growth of 3.9%.
•Q4 2024 acquisitions by the Company and its joint ventures totaled 501 homes for approximately $171 million while dispositions totaled 581 homes for approximately $245 million. FY 2024 acquisitions by the Company and its joint ventures totaled 2,200 homes for $764 million and dispositions totaled 1,575 homes for $646 million.
•As previously announced on November 11, 2024, the Company voluntarily repaid without penalty the $630 million outstanding balance of its IH 2018-4 securitization, as planned. As of December 31, 2024, 83.2% of the Company’s total debt was unsecured; 91.3% of its total debt was fixed rate or swapped to fixed rate; and nearly 90% of its wholly owned homes were unencumbered. The Company has no debt reaching final maturity before 2027.
•As previously announced on November 18, 2024, the Company formed a joint venture to invest in newly built homes with an expected $500 million deployment. Invitation Homes will provide various management services and earn management fees in addition to the opportunity to earn a promoted interest subject to certain performance thresholds.

Comments from Chief Executive Officer Dallas Tanner
“During 2024, Invitation Homes delivered one of the strongest financial results among public residential REITs, with Same Store NOI growth of 4.6% and AFFO per share growth of 6.7% year over year. These achievements reflect the dedication of our associates, who are committed to providing a best-in-class resident experience and achieving high resident satisfaction, as most recently demonstrated by an average length of stay of nearly 38 months and a robust 80% renewal rate in Q4 2024.

“As we look ahead, we expect to continue to benefit from the sustained demand for high-quality, well-located single-family homes for lease. Our strategic vision for external growth, combined with our unwavering commitment for Genuine Care, positions us to drive strong performance and create long-term value for our stockholders.”

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q4 2024	Q4 2023	FY 2024	FY 2023
Net income	$0.23	$0.21	$0.74	$0.85
FFO	0.36	0.41	1.50	1.64
Core FFO	0.47	0.45	1.88	1.77
AFFO	0.41	0.38	1.60	1.50

Net Income
Q4 2024 net income per common share — diluted was $0.23, compared to net income per common share — diluted of $0.21 for Q4 2023. Q4 2024 total revenues and total property operating and maintenance expenses were $659 million and $228 million, respectively, compared to $624 million and $229 million, respectively, for Q4 2023.
FY 2024 net income per common share — diluted was $0.74, compared to net income per share — diluted of $0.85 for FY 2023. FY 2024 total revenues and total property operating and maintenance expenses were $2,619 million and $935 million, respectively, compared to $2,432 million and $880 million, respectively, for FY 2023.
Core FFO
Year over year, Q4 2024 Core FFO per share increased 5.9% to $0.47, primarily due to NOI growth. Year over year, FY 2024 Core FFO per share increased 6.4% to $1.88, primarily due to NOI growth.
AFFO
Year over year, Q4 2024 AFFO per share increased 8.9% to $0.41, primarily due to the increase in Core FFO per share described above. Year over year, FY 2024 AFFO per share increased 6.7% to $1.60, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot
Number of homes in Same Store Portfolio:	76,601

	Q4 2024	Q4 2023	FY 2024	FY 2023
Core Revenues growth (year over year)	2.7%		4.3%
Core Operating Expenses growth (year over year)	(1.5)%		3.7%
NOI growth (year over year)	4.7%		4.6%

Average Occupancy	96.7%	97.3%	97.3%	97.4%
Bad Debt % of gross rental revenue	1.0%	1.0%	0.9%	1.3%
Turnover Rate	5.1%	5.5%	22.6%	24.3%

Rental Rate Growth (lease-over-lease):
Renewals	4.2%	6.8%	4.9%	6.9%
New Leases	(2.2)%	(0.4)%	1.0%	4.0%
Blended	2.3%	4.3%	3.9%	6.0%

Same Store NOI
For the Same Store Portfolio of 76,601 homes, Q4 2024 Same Store NOI increased 4.7% year over year on Same Store Core Revenues growth of 2.7% and a reduction in Same Store Core Operating Expenses of 1.5%. FY 2024 Same Store NOI increased 4.6% year over year on Same Store Core Revenues growth of 4.3% and Same Store Core Operating Expenses growth of 3.7%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 4

Same Store Core Revenues
Q4 2024 Same Store Core Revenues growth of 2.7% year over year was primarily driven by a 3.1% increase in Average Monthly Rent and a 4.9% increase in other income, net of resident recoveries, partially offset by a 60 basis point year over year decline in Average Occupancy.

FY 2024 Same Store Core Revenues growth of 4.3% year over year was primarily driven by a 3.9% increase in Average Monthly Rent, a 40 basis point year over year improvement in Bad Debt as a percentage of gross rental revenue, and an 8.0% increase in other income, net of resident recoveries.

Same Store Core Operating Expenses
Q4 2024 Same Store Core Operating Expenses were 1.5% lower year over year, primarily attributable to a 3.0% reduction in fixed expenses, partially offset by a 1.5% increase in controllable expenses.

FY 2024 Same Store Core Operating Expenses increased 3.7% year over year, primarily driven by a 5.4% increase in fixed expenses and a 0.9% increase in controllable expenses.

Investment and Property Management Activity
Q4 2024 acquisitions included 481 wholly owned homes for approximately $164 million and 20 homes for approximately $7 million in the Company’s joint ventures. Q4 2024 dispositions included 564 wholly owned homes for gross proceeds of approximately $239 million and 17 homes for gross proceeds of approximately $6 million in the Company’s joint ventures.

During FY 2024, the Company acquired 2,072 wholly owned homes for $721 million and 128 homes for $43 million in the Company’s joint ventures. The Company also sold 1,501 wholly owned homes for $616 million and 74 homes for $30 million in the Company’s joint ventures.

As previously announced on November 18, 2024, the Company formed a joint venture to invest in newly built homes with an expected $500 million deployment. Invitation Homes will provide various management services to the joint venture, for which the Company will earn management fees in addition to the opportunity to earn a promoted interest subject to certain performance thresholds. The Company also has certain rights to potentially acquire the joint venture’s homes in the future.

A summary of the Company’s owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed As Of 12/31/2024

	Number of Homes Owned and/or Managed as of 9/30/2024	Acquired or Added In Q4 2024	Disposed or Subtracted In Q4 2024	Number of Homes Owned and/or Managed as of 12/31/2024
Wholly owned homes	85,221	481	(564)	85,138
Joint venture owned homes	7,619	20	(17)	7,622
Managed-only homes	17,916	—	(238)	17,678
Total homes owned and/or managed	110,756	501	(819)	110,438

Balance Sheet and Capital Markets Activity
As previously announced on November 11, 2024, the Company voluntarily repaid without penalty the $630 million outstanding balance of its IH 2018-4 securitization, as planned. As of December 31, 2024, the Company had $1,354 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. In addition, the Company’s total indebtedness of $8,287 million consisted of 83.2% unsecured debt and 16.8% secured debt; 91.3% of its total debt was fixed rate or swapped to fixed rate; nearly 90% of its wholly owned homes were unencumbered; and its Net debt / TTM adjusted EBITDAre was 5.3x. The Company has no debt reaching final maturity before 2027.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 5

FY 2025 Guidance Details

FY 2025 Guidance
	FY 2025 Guidance Range	FY 2025 Guidance Midpoint	FY 2024 Actual	FY 2024 Guidance Midpoint
Core FFO per share — diluted	$1.88 to $1.94	$1.91	$1.88	$1.88
AFFO per share — diluted	$1.58 to $1.64	$1.61	$1.60	$1.59

Same Store Core Revenues growth (1)	1.75% to 3.25%	2.5%	4.3%	4.25%
Same Store Core Operating Expenses growth (2)	2.75% to 4.25%	3.5%	3.7%	3.75%
Same Store NOI growth	1.00% to 3.00%	2.0%	4.6%	4.5%

Wholly owned acquisitions	$500 million to $700 million	$600 million	$721 million	$800 million
JV acquisitions	$100 million to $200 million	$150 million	$43 million	$200 million
Wholly owned dispositions	$400 million to $600 million	$500 million	$616 million	$500 million

(1)Same Store Core Revenues growth guidance assumes (i) FY 2025 Average Occupancy in a range of 96.2% to 96.8% and (ii) FY 2025 average Bad Debt in a range of 60 to 90 basis points.
(2)Same Store Core Operating Expenses growth guidance assumes (i) an increase in FY 2025 property taxes in a range of 5.0% to 6.0% year over year and (ii) a reduction in FY 2025 insurance expenses in a range of 2.0% to 3.0% year over year.

Bridge from FY 2024 Results to FY 2025 Guidance Midpoint
Core FFO Per Share
FY 2024 reported result	$1.88

Impact from changes in:
Same Store NOI (3)	$0.05
Non-Same Store NOI	0.02
Management fee revenues, net	0.02
Interest income	(0.05)
Interest expense	(0.01)
Total change	$0.03

FY 2025 guidance midpoint	$1.91

(3)Based on the 2025 Same Store pool, consisting of 78,438 homes as of January 2025.

The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company’s GAAP results for the guidance period.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 6

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on February 27, 2025, to review Q4 2024 and FY 2024 results, discuss recent events, and conduct a question-and-answer session. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113.

Listen-only participants are encouraged to join the conference call via a live audio webcast, which is available online from the Company’s investor relations website at www.invh.com. Following the conclusion of the earnings call, the Company will post a replay of the webcast to its website for one year.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes’ Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation’s premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The Company’s mission, “Together with you, we make a house a home,” reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents’ living experiences.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	844.456.INVH (4684)
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company’s expectations regarding the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, poor resident selection and defaults and non-renewals by the Company’s residents, the Company’s dependence on third parties for key services, risks related to the evaluation of properties, performance of the Company’s information technology systems, development and use of artificial intelligence, risks related to the Company’s indebtedness, and risks related to the potential negative impact of fluctuating global and United States economic conditions (including inflation), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I.  Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company’s other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,212,126	$17,289,214
Cash and cash equivalents	174,491	700,618
Restricted cash	245,202	196,866
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	241,605	247,166
Other assets, net	569,320	528,896
Total assets	$18,700,951	$19,220,967

Liabilities:
Mortgage loans, net	$983,924	$1,627,256
Secured term loan, net	401,649	401,515
Unsecured notes, net	3,800,688	3,305,467
Term loan facilities, net	2,446,041	3,211,814
Revolving facility	570,000	—
Accounts payable and accrued expenses	247,709	200,590
Resident security deposits	180,866	180,455
Other liabilities	277,565	103,435
Total liabilities	8,908,442	9,030,532

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 612,605,478 and 611,958,239 outstanding as of December 31, 2024 and 2023, respectively	6,126	6,120
Additional paid-in capital	11,170,597	11,156,736
Accumulated deficit	(1,480,928)	(1,070,586)
Accumulated other comprehensive income	60,969	63,701
Total stockholders’ equity	9,756,764	10,155,971
Non-controlling interests	35,745	34,464
Total equity	9,792,509	10,190,435
Total liabilities and equity	$18,700,951	$19,220,967

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q4 2024	Q4 2023	FY 2024	FY 2023
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenues	$576,632	$563,844	$2,300,389	$2,197,516
Other property income	61,418	57,057	248,575	221,115
Management fee revenues	21,080	3,420	69,978	13,647
Total revenues	659,130	624,321	2,618,942	2,432,278

Expenses:
Property operating and maintenance	228,464	228,542	935,273	880,335
Property management expense	39,238	25,246	137,490	95,809
General and administrative	23,939	22,387	90,612	82,344
Interest expense	95,158	90,049	366,070	333,457
Depreciation and amortization	181,912	173,159	714,326	674,287
Casualty losses, impairment, and other	47,563	3,069	82,925	8,596
Total expenses	616,274	542,452	2,326,696	2,074,828

Gains on investments in equity and other securities, net	8	237	1,046	350
Other, net	3,352	5,533	(54,032)	(2,435)
Gain on sale of property, net of tax	103,019	49,092	244,550	183,540
Losses from investments in unconsolidated joint ventures	(5,665)	(6,790)	(28,445)	(17,877)

Net income	143,570	129,941	455,365	521,028
Net income attributable to non-controlling interests	(460)	(395)	(1,448)	(1,558)

Net income attributable to common stockholders	143,110	129,546	453,917	519,470
Net income available to participating securities	(169)	(178)	(753)	(696)

Net income available to common stockholders — basic and diluted	$142,941	$129,368	$453,164	$518,774

Weighted average common shares outstanding — basic	612,679,152	612,026,090	612,551,317	611,893,784
Weighted average common shares outstanding — diluted	613,247,740	613,688,569	613,631,617	613,288,708

Net income per common share — basic	$0.23	$0.21	$0.74	$0.85
Net income per common share — diluted	$0.23	$0.21	$0.74	$0.85

Dividends declared per common share (1)	$0.29	$0.54	$1.13	$1.32

(1)As announced on December 8, 2023, the Company commenced an acceleration of the regular timing of its dividends beginning with its January 19, 2024 dividend payment. As a result, there were two dividends declared during Q4 2023 totaling $0.54 and five dividends declared during FY 2023 totaling $1.32. Since that time, the Company has paid or anticipates paying a quarterly dividend during January, April, July, and October, subject each quarter to approval by the Company’s board of directors.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q4 2024	Q4 2023	FY 2024	FY 2023
Net income available to common stockholders	$142,941	$129,368	$453,164	$518,774
Net income available to participating securities	169	178	753	696
Non-controlling interests	460	395	1,448	1,558
Depreciation and amortization on real estate assets	178,063	170,371	699,474	663,398
Impairment on depreciated real estate investments	176	85	506	427
Net gain on sale of previously depreciated investments in real estate	(103,019)	(49,092)	(244,550)	(183,540)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	4,403	2,279	14,479	8,704
FFO	$223,193	$253,584	$925,274	$1,010,017

Core FFO Reconciliation	Q4 2024	Q4 2023	FY 2024	FY 2023
FFO	$223,193	$253,584	$925,274	$1,010,017
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	12,474	10,194	44,681	36,069
Share-based compensation expense	7,109	8,010	27,918	29,503
Legal settlements (2)	—	—	77,000	2,000
Severance expense	249	61	637	977
Casualty losses, net (1)(3)	47,526	2,986	82,700	8,200
Gains on investments in equity and other securities, net	(8)	(237)	(1,046)	(350)
Core FFO	$290,543	$274,598	$1,157,164	$1,086,416

AFFO Reconciliation	Q4 2024	Q4 2023	FY 2024	FY 2023
Core FFO	$290,543	$274,598	$1,157,164	$1,086,416
Recurring Capital Expenditures (1)	(35,665)	(40,351)	(170,927)	(163,051)
AFFO	$254,878	$234,247	$986,237	$923,365

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,247,740	613,688,569	613,631,617	613,288,708

Net income per common share — diluted	$0.23	$0.21	$0.74	$0.85

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,561,350	615,843,083	615,881,670	615,367,734

FFO per share — diluted	$0.36	$0.41	$1.50	$1.64

Core FFO per share — diluted	$0.47	$0.45	$1.88	$1.77

AFFO per share — diluted	$0.41	$0.38	$1.60	$1.50

(1)Includes the Company’s share from unconsolidated joint ventures.
(2)For FY 2024, includes $77.0 million of settlement costs related to resolution of an inquiry from the Federal Trade Commission and the legal dispute entitled City of San Diego et al v. Invitation Homes, Inc., inclusive of associated costs.
(3)Includes $41.1 million and $55.1 million of estimated losses and damages, net of estimated insurance recoveries, related to various hurricanes during Q4 2024 and FY 2024, respectively.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q4 2024	Q4 2023	FY 2024	FY 2023
Common shares — basic	612,679,152	612,026,090	612,551,317	611,893,784
Shares potentially issuable from vesting/conversion of equity-based awards	568,588	1,662,479	1,080,300	1,394,924
Total common shares — diluted	613,247,740	613,688,569	613,631,617	613,288,708

Weighted average amounts for FFO, Core FFO, and AFFO	Q4 2024	Q4 2023	FY 2024	FY 2023
Common shares — basic	612,679,152	612,026,090	612,551,317	611,893,784
OP units — basic	1,979,009	1,869,483	1,954,212	1,835,686
Shares potentially issuable from vesting/conversion of equity-based awards	903,189	1,947,510	1,376,141	1,638,264
Total common shares and units — diluted	615,561,350	615,843,083	615,881,670	615,367,734

Period end amounts for Core FFO and AFFO	December 31, 2024
Common shares	612,605,478
OP units	1,979,009
Shares potentially issuable from vesting/conversion of equity-based awards	1,670,138
Total common shares and units — diluted	616,254,625

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of December 31, 2024
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,392,197		16.8%	4.0%	3.6
Floating — swapped to fixed	—		—%	—%	—
Floating	—		—%	—%	—
Total secured	1,392,197		16.8%	4.0%	3.6

Unsecured:
Fixed	3,850,000		46.5%	3.6%	7.1
Floating — swapped to fixed	2,325,000		28.0%	4.0%	4.6
Floating	720,000		8.7%	5.3%	4.6
Total unsecured	6,895,000		83.2%	3.9%	6.0

Total Debt:
Fixed + floating swapped to fixed (3)	7,567,197		91.3%	3.8%	5.7
Floating	720,000		8.7%	5.3%	4.6
Total debt	8,287,197		100.0%	3.9%	5.6
Discount/amortization on Note Payable	(24,336)
Deferred financing costs, net	(60,559)
Total debt per Balance Sheet	8,202,302
Retained and repurchased certificates	(55,499)
Cash, ex-security deposits and letters of credit (4)	(235,649)
Deferred financing costs, net	60,559
Unamortized discount on note payable	24,336
Net debt	$7,996,049

Leverage Ratios	December 31, 2024
Net Debt / TTM Adjusted EBITDAre	5.3	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB+	Stable
Moody’s Investors Service	Baa2	Stable
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	29.4%	≤ 60%	Aggregate debt ratio	35.6%	≤ 65%
Secured leverage ratio	5.8%	≤ 45%	Secured debt ratio	5.8%	≤ 40%
Unencumbered leverage ratio	27.5%	≤ 60%	Unencumbered assets ratio	305.5%	≥ 150%
Fixed charge coverage ratio	4.3x	≥ 1.5x	Debt service ratio	4.4x	≥ 1.5x
Unsecured interest coverage ratio	5.1x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of December 31, 2024. See Supplemental Schedule 2(d) for additional information regarding the Company’s interest rate swaps.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company’s Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in the Company’s Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of December 31, 2024
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2025	$—	$—	$—	$—	—%
2026	—	—	—	—	—%
2027	989,151	—	—	989,151	12.0%
2028	—	750,000	—	750,000	9.1%
2029	—	2,475,000	570,000	3,045,000	36.8%
2030	—	450,000	—	450,000	5.4%
2031	403,046	650,000	—	1,053,046	12.7%
2032	—	600,000	—	600,000	7.2%
2033	—	350,000	—	350,000	4.2%
2034	—	400,000	—	400,000	4.8%
2035	—	500,000	—	500,000	6.0%
2036	—	150,000	—	150,000	1.8%
	1,392,197	6,325,000	570,000	8,287,197	100.0%
Unamortized discount on note payable	(880)	(23,456)	—	(24,336)
Deferred financing costs, net	(5,744)	(54,815)	—	(60,559)
Total per Balance Sheet	$1,385,573	$6,246,729	$570,000	$8,202,302
	.
(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(d)

Active Swap Schedule — As of December 31, 2024
($ in thousands) (unaudited)

Agreement Date	Effective Date	Maturity Date	Strike Rate	Index	Notional
4/18/2023	3/31/2023	1/31/2025	2.80%	One month Term SOFR	$400,000
4/18/2023	4/15/2023	6/9/2025	2.94%	One month Term SOFR	325,000
4/18/2023	4/15/2023	7/31/2025	3.08%	One month Term SOFR	200,000
9/20/2024	12/31/2024	5/31/2028	3.14%	One month Term SOFR	200,000
9/20/2024	12/31/2024	5/31/2028	3.13%	One month Term SOFR	200,000
9/23/2024	12/31/2024	5/31/2028	3.13%	One month Term SOFR	200,000
9/24/2024	12/31/2024	5/31/2028	3.08%	One month Term SOFR	200,000
9/24/2024	12/31/2024	5/31/2028	3.08%	One month Term SOFR	200,000
9/25/2024	12/31/2024	5/31/2028	1.93%	One month Term SOFR	200,000
9/25/2024	12/31/2024	5/31/2029	3.12%	One month Term SOFR	200,000

	Weighted Average Strike Rate		2.93%	Total	$2,325,000

Forward Starting Swap Schedule — As of December 31, 2024
($ in thousands) (unaudited)

	Forward
Agreement Date	Effective Date	Maturity Date	Strike Rate	Index	Notional
3/22/2023	7/9/2025	5/31/2029	2.99%	One month Term SOFR	$300,000

	Weighted Average Strike Rate		2.99%

Projected Active Swaps — As of December 31, 2024 (1)
($ in thousands) (unaudited)

	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026	6/30/2026	9/30/2026	12/31/2026
Active Notional	$2,325,000	$1,925,000	$1,600,000	$1,700,000	$1,700,000	$1,700,000	$1,700,000	$1,700,000	$1,700,000

Weighted Average Strike Rate	2.93%	2.96%	2.96%	2.95%	2.95%	2.95%	2.95%	2.95%	2.95%

(1)Based on swap agreements in place as of December 31, 2024, assuming all swaps are held to maturity and no incremental swaps are entered into in the future.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q4 2024
Total Portfolio	85,138
Same Store Portfolio	76,601
Same Store % of Total	90.0%

Core Revenues	Q4 2024	Q4 2023	Change YoY	FY 2024	FY 2023	Change YoY
Total Portfolio	$599,930	$585,851	2.4%	$2,393,535	$2,282,198	4.9%
Same Store Portfolio	553,233	538,824	2.7%	2,203,954	2,112,320	4.3%

Core Operating Expenses	Q4 2024	Q4 2023	Change YoY	FY 2024	FY 2023	Change YoY
Total Portfolio	$190,344	$193,492	(1.6)%	$779,844	$743,902	4.8%
Same Store Portfolio	172,143	174,736	(1.5)%	703,553	678,140	3.7%

Net Operating Income	Q4 2024	Q4 2023	Change YoY	FY 2024	FY 2023	Change YoY
Total Portfolio	$409,586	$392,359	4.4%	$1,613,691	$1,538,296	4.9%
Same Store Portfolio	381,090	364,088	4.7%	1,500,401	1,434,180	4.6%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q4 2024	Q4 2023	YoY	Q3 2024	Seq	FY 2024	FY 2023	YoY
Revenues:
Rental revenues (1)	$531,983	$518,567	2.6%	$530,610	0.3%	$2,119,315	$2,033,967	4.2%
Other property income, net (1)(2)	21,250	20,257	4.9%	21,128	0.6%	84,639	78,353	8.0%
Core Revenues	553,233	538,824	2.7%	551,738	0.3%	2,203,954	2,112,320	4.3%

Fixed Expenses:
Property taxes	91,265	94,610	(3.5)%	92,550	(1.4)%	374,425	353,952	5.8%
Insurance expenses	10,295	9,993	3.0%	10,653	(3.4)%	41,495	39,107	6.1%
HOA expenses	10,369	10,791	(3.9)%	10,148	2.2%	41,551	41,092	1.1%
Total Fixed Expenses	111,929	115,394	(3.0)%	113,351	(1.3)%	457,471	434,151	5.4%

Controllable Expenses:
Repairs and maintenance, net (3)	22,888	22,252	2.9%	29,526	(22.5)%	99,503	91,733	8.5%
Personnel, leasing and marketing	20,511	21,255	(3.5)%	20,016	2.5%	83,024	85,646	(3.1)%
Turnover, net (3)	9,059	9,804	(7.6)%	10,849	(16.5)%	38,506	41,967	(8.2)%
Utilities and property administrative, net (3)	7,756	6,031	28.6%	6,220	24.7%	25,049	24,643	1.6%
Total Controllable Expenses	60,214	59,342	1.5%	66,611	(9.6)%	246,082	243,989	0.9%

Core Operating Expenses	172,143	174,736	(1.5)%	179,962	(4.3)%	703,553	678,140	3.7%

Net Operating Income	$381,090	$364,088	4.7%	$371,776	2.5%	$1,500,401	$1,434,180	4.6%

(1)All rental revenues and other property income are reflected net of Bad Debt.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $34,787, $31,598, $38,467, $141,137, and $124,386 for Q4 2024, Q4 2023, Q3 2024, FY 2024, and FY 2023, respectively.
(3)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023

Average Occupancy	96.7%	97.0%	97.7%	97.9%	97.3%
Turnover Rate	5.1%	6.1%	6.2%	5.2%	5.5%
Trailing four quarters Turnover Rate	22.6%	23.0%	23.7%	24.3%	24.3%
Average Monthly Rent	$2,419	$2,405	$2,384	$2,360	$2,346
Rental Rate Growth (lease-over-lease):
Renewals	4.2%	4.2%	5.6%	5.8%	6.8%
New leases	(2.2)%	1.6%	3.6%	0.8%	(0.4)%
Blended	2.3%	3.5%	5.0%	4.4%	4.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended December 31, 2024 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,326	95.6%	$3,124	$1.83	11.2%
Northern California	4,127	96.8%	2,742	1.74	5.7%
Seattle	3,957	96.4%	2,899	1.51	5.7%
Phoenix	9,246	96.5%	2,058	1.21	9.5%
Las Vegas	3,405	96.0%	2,215	1.13	3.7%
Denver	2,728	94.7%	2,595	1.41	3.5%
Western US Subtotal	30,789	96.1%	2,576	1.47	39.3%

Florida:
South Florida	8,180	95.5%	3,052	1.64	12.1%
Tampa	9,543	91.7%	2,292	1.22	10.5%
Orlando	6,794	96.0%	2,251	1.20	7.7%
Jacksonville	2,005	96.6%	2,185	1.10	2.2%
Florida Subtotal	26,522	94.1%	2,517	1.34	32.5%

Southeast United States:
Atlanta	12,623	94.6%	2,060	1.00	12.6%
Carolinas	6,005	92.1%	2,071	0.97	5.9%
Southeast US Subtotal	18,628	93.8%	2,064	0.99	18.5%

Texas:
Houston	2,347	93.7%	1,921	0.97	2.2%
Dallas	3,158	90.2%	2,267	1.10	3.4%
Texas Subtotal	5,505	91.3%	2,124	1.05	5.6%

Midwest United States:
Chicago	2,468	95.7%	2,417	1.51	2.8%
Minneapolis	1,061	94.3%	2,340	1.19	1.2%
Midwest US Subtotal	3,529	95.3%	2,394	1.40	4.0%

Other (2):	165	33.7%	2,142	1.09	0.1%

Total / Average	85,138	94.6%	$2,409	$1.28	100.0%
Same Store Total / Average	76,601	96.7%	$2,419	$1.29	92.2%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)Represents homes located outside of the Company’s 16 core markets; as of December 31, 2024, these include 161 homes located in Nashville and 4 homes located in other markets that are generally being held for sale.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q4 2024	# Homes	Q4 2024	Q4 2023	Change	Q4 2024	Q4 2023	Change	Q4 2024	Q4 2023	Change
Western United States:
Southern California	6,921	$3,126	$3,022	3.4%	97.8%	97.9%	(0.1)%	$64,646	$62,212	3.9%
Northern California	3,884	2,746	2,666	3.0%	98.3%	97.5%	0.8%	32,206	30,761	4.7%
Seattle	3,748	2,911	2,815	3.4%	97.5%	97.5%	—%	32,689	31,515	3.7%
Phoenix	8,416	2,047	2,013	1.7%	97.0%	97.1%	(0.1)%	52,140	51,545	1.2%
Las Vegas	2,915	2,218	2,175	2.0%	96.4%	97.1%	(0.7)%	19,390	19,045	1.8%
Denver	2,297	2,579	2,505	3.0%	96.4%	97.5%	(1.1)%	17,728	17,503	1.3%
Western US Subtotal	28,181	2,586	2,516	2.8%	97.3%	97.4%	(0.1)%	218,799	212,581	2.9%

Florida:
South Florida	7,736	3,087	2,957	4.4%	96.4%	96.9%	(0.5)%	70,609	68,297	3.4%
Tampa	7,939	2,297	2,242	2.5%	95.9%	97.1%	(1.2)%	54,218	53,870	0.6%
Orlando	6,201	2,252	2,191	2.8%	96.8%	97.6%	(0.8)%	42,373	41,434	2.3%
Jacksonville	1,897	2,179	2,136	2.0%	97.1%	97.4%	(0.3)%	12,543	12,361	1.5%
Florida Subtotal	23,773	2,533	2,452	3.3%	96.4%	97.2%	(0.8)%	179,743	175,962	2.1%

Southeast United States:
Atlanta	11,730	2,056	1,982	3.7%	96.1%	97.1%	(1.0)%	71,060	68,968	3.0%
Carolinas	5,170	2,066	2,010	2.8%	96.9%	97.1%	(0.2)%	32,200	31,105	3.5%
Southeast US Subtotal	16,900	2,059	1,990	3.5%	96.3%	97.1%	(0.8)%	103,260	100,073	3.2%

Texas:
Houston	1,787	1,896	1,841	3.0%	96.5%	97.4%	(0.9)%	10,157	9,983	1.7%
Dallas	2,476	2,276	2,220	2.5%	95.8%	97.0%	(1.2)%	16,825	16,662	1.0%
Texas Subtotal	4,263	2,116	2,061	2.7%	96.1%	97.2%	(1.1)%	26,982	26,645	1.3%

Midwest United States:
Chicago	2,440	2,418	2,331	3.7%	96.7%	97.5%	(0.8)%	17,258	16,515	4.5%
Minneapolis	1,044	2,342	2,269	3.2%	95.3%	96.7%	(1.4)%	7,191	7,048	2.0%
Midwest US Subtotal	3,484	2,395	2,313	3.5%	96.3%	97.3%	(1.0)%	24,449	23,563	3.8%

Same Store Total / Average	76,601	$2,419	$2,346	3.1%	96.7%	97.3%	(0.6)%	$553,233	$538,824	2.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q4 2024	# Homes	Q4 2024	Q3 2024	Change	Q4 2024	Q3 2024	Change	Q4 2024	Q3 2024	Change
Western United States:
Southern California	6,921	$3,126	$3,105	0.7%	97.8%	98.3%	(0.5)%	$64,646	$64,587	0.1%
Northern California	3,884	2,746	2,734	0.4%	98.3%	98.7%	(0.4)%	32,206	32,109	0.3%
Seattle	3,748	2,911	2,887	0.8%	97.5%	97.8%	(0.3)%	32,689	32,459	0.7%
Phoenix	8,416	2,047	2,043	0.2%	97.0%	97.0%	—%	52,140	52,028	0.2%
Las Vegas	2,915	2,218	2,203	0.7%	96.4%	97.1%	(0.7)%	19,390	19,382	—%
Denver	2,297	2,579	2,560	0.7%	96.4%	97.6%	(1.2)%	17,728	17,842	(0.6)%
Western US Subtotal	28,181	2,586	2,573	0.5%	97.3%	97.7%	(0.4)%	218,799	218,407	0.2%

Florida:
South Florida	7,736	3,087	3,056	1.0%	96.4%	96.9%	(0.5)%	70,609	70,298	0.4%
Tampa	7,939	2,297	2,292	0.2%	95.9%	96.5%	(0.6)%	54,218	54,808	(1.1)%
Orlando	6,201	2,252	2,245	0.3%	96.8%	96.7%	0.1%	42,373	42,147	0.5%
Jacksonville	1,897	2,179	2,172	0.3%	97.1%	97.0%	0.1%	12,543	12,450	0.7%
Florida Subtotal	23,773	2,533	2,520	0.5%	96.4%	96.7%	(0.3)%	179,743	179,703	—%

Southeast United States:
Atlanta	11,730	2,056	2,038	0.9%	96.1%	96.3%	(0.2)%	71,060	70,353	1.0%
Carolinas	5,170	2,066	2,056	0.5%	96.9%	96.8%	0.1%	32,200	31,947	0.8%
Southeast US Subtotal	16,900	2,059	2,043	0.8%	96.3%	96.5%	(0.2)%	103,260	102,300	0.9%

Texas:
Houston	1,787	1,896	1,882	0.7%	96.5%	97.3%	(0.8)%	10,157	10,209	(0.5)%
Dallas	2,476	2,276	2,267	0.4%	95.8%	96.2%	(0.4)%	16,825	16,838	(0.1)%
Texas Subtotal	4,263	2,116	2,105	0.5%	96.1%	96.7%	(0.6)%	26,982	27,047	(0.2)%

Midwest United States:
Chicago	2,440	2,418	2,400	0.8%	96.7%	97.5%	(0.8)%	17,258	17,094	1.0%
Minneapolis	1,044	2,342	2,318	1.0%	95.3%	96.6%	(1.3)%	7,191	7,187	0.1%
Midwest US Subtotal	3,484	2,395	2,375	0.8%	96.3%	97.2%	(0.9)%	24,449	24,281	0.7%

Same Store Total / Average	76,601	$2,419	$2,405	0.6%	96.7%	97.0%	(0.3)%	$553,233	$551,738	0.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — FY
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, FY 2024	# Homes	FY 2024	FY 2023	Change	FY 2024	FY 2023	Change	FY 2024	FY 2023	Change
Western United States:
Southern California	6,921	$3,088	$2,966	4.1%	98.3%	97.9%	0.4%	$256,556	$240,615	6.6%
Northern California	3,884	2,718	2,637	3.1%	98.4%	97.7%	0.7%	127,442	121,166	5.2%
Seattle	3,748	2,875	2,778	3.5%	98.0%	97.6%	0.4%	129,733	123,790	4.8%
Phoenix	8,416	2,036	1,977	3.0%	97.5%	97.5%	—%	209,229	203,411	2.9%
Las Vegas	2,915	2,195	2,156	1.8%	97.3%	96.5%	0.8%	77,586	74,325	4.4%
Denver	2,297	2,549	2,475	3.0%	97.6%	97.7%	(0.1)%	71,202	69,213	2.9%
Western US Subtotal	28,181	2,560	2,477	3.4%	97.9%	97.5%	0.4%	871,748	832,520	4.7%

Florida:
South Florida	7,736	3,034	2,875	5.5%	97.1%	97.5%	(0.4)%	280,334	267,051	5.0%
Tampa	7,939	2,282	2,198	3.8%	96.8%	97.3%	(0.5)%	218,962	211,603	3.5%
Orlando	6,201	2,232	2,147	4.0%	97.1%	97.6%	(0.5)%	168,350	162,946	3.3%
Jacksonville	1,897	2,165	2,109	2.7%	97.3%	97.2%	0.1%	50,008	48,695	2.7%
Florida Subtotal	23,773	2,505	2,398	4.5%	97.0%	97.4%	(0.4)%	717,654	690,295	4.0%

Southeast United States:
Atlanta	11,730	2,026	1,943	4.3%	96.9%	97.3%	(0.4)%	281,982	269,540	4.6%
Carolinas	5,170	2,044	1,972	3.7%	97.3%	97.6%	(0.3)%	127,497	122,269	4.3%
Southeast US Subtotal	16,900	2,032	1,952	4.1%	97.0%	97.3%	(0.3)%	409,479	391,809	4.5%

Texas:
Houston	1,787	1,875	1,818	3.1%	97.3%	97.2%	0.1%	40,683	39,390	3.3%
Dallas	2,476	2,255	2,185	3.2%	96.8%	97.1%	(0.3)%	67,435	65,437	3.1%
Texas Subtotal	4,263	2,095	2,031	3.2%	97.0%	97.1%	(0.1)%	108,118	104,827	3.1%

Midwest United States:
Chicago	2,440	2,382	2,289	4.1%	97.5%	97.6%	(0.1)%	68,220	64,880	5.1%
Minneapolis	1,044	2,308	2,236	3.2%	96.5%	96.9%	(0.4)%	28,735	27,989	2.7%
Midwest US Subtotal	3,484	2,360	2,273	3.8%	97.2%	97.4%	(0.2)%	96,955	92,869	4.4%

Same Store Total / Average	76,601	$2,392	$2,303	3.9%	97.3%	97.4%	(0.1)%	$2,203,954	$2,112,320	4.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q4 2024	Q4 2024	Q4 2023	Change	Q4 2024	Q4 2023	Change	Q4 2024	Q4 2023	Change	Q4 2024	Q4 2023
Western United States:
Southern California	$64,646	$62,212	3.9%	$17,509	$16,708	4.8%	$47,137	$45,504	3.6%	72.9%	73.1%
Northern California	32,206	30,761	4.7%	8,086	7,505	7.7%	24,120	23,256	3.7%	74.9%	75.6%
Seattle	32,689	31,515	3.7%	8,232	8,162	0.9%	24,457	23,353	4.7%	74.8%	74.1%
Phoenix	52,140	51,545	1.2%	9,373	9,535	(1.7)%	42,767	42,010	1.8%	82.0%	81.5%
Las Vegas	19,390	19,045	1.8%	4,531	4,282	5.8%	14,859	14,763	0.7%	76.6%	77.5%
Denver	17,728	17,503	1.3%	3,552	3,432	3.5%	14,176	14,071	0.7%	80.0%	80.4%
Western US Subtotal	218,799	212,581	2.9%	51,283	49,624	3.3%	167,516	162,957	2.8%	76.6%	76.7%

Florida:
South Florida	70,609	68,297	3.4%	27,353	28,254	(3.2)%	43,256	40,043	8.0%	61.3%	58.6%
Tampa	54,218	53,870	0.6%	19,288	20,615	(6.4)%	34,930	33,255	5.0%	64.4%	61.7%
Orlando	42,373	41,434	2.3%	15,458	14,443	7.0%	26,915	26,991	(0.3)%	63.5%	65.1%
Jacksonville	12,543	12,361	1.5%	4,462	4,598	(3.0)%	8,081	7,763	4.1%	64.4%	62.8%
Florida Subtotal	179,743	175,962	2.1%	66,561	67,910	(2.0)%	113,182	108,052	4.7%	63.0%	61.4%

Southeast United States:
Atlanta	71,060	68,968	3.0%	23,436	26,705	(12.2)%	47,624	42,263	12.7%	67.0%	61.3%
Carolinas	32,200	31,105	3.5%	9,283	9,096	2.1%	22,917	22,009	4.1%	71.2%	70.8%
Southeast US Subtotal	103,260	100,073	3.2%	32,719	35,801	(8.6)%	70,541	64,272	9.8%	68.3%	64.2%

Texas:
Houston	10,157	9,983	1.7%	4,852	4,805	1.0%	5,305	5,178	2.5%	52.2%	51.9%
Dallas	16,825	16,662	1.0%	6,864	6,622	3.7%	9,961	10,040	(0.8)%	59.2%	60.3%
Texas Subtotal	26,982	26,645	1.3%	11,716	11,427	2.5%	15,266	15,218	0.3%	56.6%	57.1%

Midwest United States:
Chicago	17,258	16,515	4.5%	7,463	7,360	1.4%	9,795	9,155	7.0%	56.8%	55.4%
Minneapolis	7,191	7,048	2.0%	2,401	2,614	(8.1)%	4,790	4,434	8.0%	66.6%	62.9%
Midwest US Subtotal	24,449	23,563	3.8%	9,864	9,974	(1.1)%	14,585	13,589	7.3%	59.7%	57.7%

Same Store Total / Average	$553,233	$538,824	2.7%	$172,143	$174,736	(1.5)%	$381,090	$364,088	4.7%	68.9%	67.6%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q4 2024	Q4 2024	Q3 2024	Change	Q4 2024	Q3 2024	Change	Q4 2024	Q3 2024	Change	Q4 2024	Q3 2024
Western United States:
Southern California	$64,646	$64,587	0.1%	$17,509	$17,858	(2.0)%	$47,137	$46,729	0.9%	72.9%	72.4%
Northern California	32,206	32,109	0.3%	8,086	8,810	(8.2)%	24,120	23,299	3.5%	74.9%	72.6%
Seattle	32,689	32,459	0.7%	8,232	8,294	(0.7)%	24,457	24,165	1.2%	74.8%	74.4%
Phoenix	52,140	52,028	0.2%	9,373	11,099	(15.6)%	42,767	40,929	4.5%	82.0%	78.7%
Las Vegas	19,390	19,382	—%	4,531	4,632	(2.2)%	14,859	14,750	0.7%	76.6%	76.1%
Denver	17,728	17,842	(0.6)%	3,552	3,815	(6.9)%	14,176	14,027	1.1%	80.0%	78.6%
Western US Subtotal	218,799	218,407	0.2%	51,283	54,508	(5.9)%	167,516	163,899	2.2%	76.6%	75.0%

Florida:
South Florida	70,609	70,298	0.4%	27,353	27,504	(0.5)%	43,256	42,794	1.1%	61.3%	60.9%
Tampa	54,218	54,808	(1.1)%	19,288	20,731	(7.0)%	34,930	34,077	2.5%	64.4%	62.2%
Orlando	42,373	42,147	0.5%	15,458	15,295	1.1%	26,915	26,852	0.2%	63.5%	63.7%
Jacksonville	12,543	12,450	0.7%	4,462	4,418	1.0%	8,081	8,032	0.6%	64.4%	64.5%
Florida Subtotal	179,743	179,703	—%	66,561	67,948	(2.0)%	113,182	111,755	1.3%	63.0%	62.2%

Southeast United States:
Atlanta	71,060	70,353	1.0%	23,436	24,976	(6.2)%	47,624	45,377	5.0%	67.0%	64.5%
Carolinas	32,200	31,947	0.8%	9,283	9,263	0.2%	22,917	22,684	1.0%	71.2%	71.0%
Southeast US Subtotal	103,260	102,300	0.9%	32,719	34,239	(4.4)%	70,541	68,061	3.6%	68.3%	66.5%

Texas:
Houston	10,157	10,209	(0.5)%	4,852	4,998	(2.9)%	5,305	5,211	1.8%	52.2%	51.0%
Dallas	16,825	16,838	(0.1)%	6,864	7,087	(3.1)%	9,961	9,751	2.2%	59.2%	57.9%
Texas Subtotal	26,982	27,047	(0.2)%	11,716	12,085	(3.1)%	15,266	14,962	2.0%	56.6%	55.3%

Midwest United States:
Chicago	17,258	17,094	1.0%	7,463	8,417	(11.3)%	9,795	8,677	12.9%	56.8%	50.8%
Minneapolis	7,191	7,187	0.1%	2,401	2,765	(13.2)%	4,790	4,422	8.3%	66.6%	61.5%
Midwest US Subtotal	24,449	24,281	0.7%	9,864	11,182	(11.8)%	14,585	13,099	11.3%	59.7%	53.9%

Same Store Total / Average	$553,233	$551,738	0.3%	$172,143	$179,962	(4.3)%	$381,090	$371,776	2.5%	68.9%	67.4%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — FY
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, FY 2024	FY 2024	FY 2023	Change	FY 2024	FY 2023	Change	FY 2024	FY 2023	Change	FY 2024	FY 2023
Western United States:
Southern California	$256,556	$240,615	6.6%	$70,935	$68,645	3.3%	$185,621	$171,970	7.9%	72.4%	71.5%
Northern California	127,442	121,166	5.2%	33,867	32,083	5.6%	93,575	89,083	5.0%	73.4%	73.5%
Seattle	129,733	123,790	4.8%	32,909	32,769	0.4%	96,824	91,021	6.4%	74.6%	73.5%
Phoenix	209,229	203,411	2.9%	40,243	39,898	0.9%	168,986	163,513	3.3%	80.8%	80.4%
Las Vegas	77,586	74,325	4.4%	17,821	17,837	(0.1)%	59,765	56,488	5.8%	77.0%	76.0%
Denver	71,202	69,213	2.9%	14,530	13,366	8.7%	56,672	55,847	1.5%	79.6%	80.7%
Western US Subtotal	871,748	832,520	4.7%	210,305	204,598	2.8%	661,443	627,922	5.3%	75.9%	75.4%

Florida:
South Florida	280,334	267,051	5.0%	111,068	104,795	6.0%	169,266	162,256	4.3%	60.4%	60.8%
Tampa	218,962	211,603	3.5%	82,101	80,570	1.9%	136,861	131,033	4.4%	62.5%	61.9%
Orlando	168,350	162,946	3.3%	61,283	56,107	9.2%	107,067	106,839	0.2%	63.6%	65.6%
Jacksonville	50,008	48,695	2.7%	18,245	17,369	5.0%	31,763	31,326	1.4%	63.5%	64.3%
Florida Subtotal	717,654	690,295	4.0%	272,697	258,841	5.4%	444,957	431,454	3.1%	62.0%	62.5%

Southeast United States:
Atlanta	281,982	269,540	4.6%	95,504	94,860	0.7%	186,478	174,680	6.8%	66.1%	64.8%
Carolinas	127,497	122,269	4.3%	36,301	33,937	7.0%	91,196	88,332	3.2%	71.5%	72.2%
Southeast US Subtotal	409,479	391,809	4.5%	131,805	128,797	2.3%	277,674	263,012	5.6%	67.8%	67.1%

Texas:
Houston	40,683	39,390	3.3%	19,652	19,708	(0.3)%	21,031	19,682	6.9%	51.7%	50.0%
Dallas	67,435	65,437	3.1%	28,289	26,947	5.0%	39,146	38,490	1.7%	58.0%	58.8%
Texas Subtotal	108,118	104,827	3.1%	47,941	46,655	2.8%	60,177	58,172	3.4%	55.7%	55.5%

Midwest United States:
Chicago	68,220	64,880	5.1%	30,642	29,539	3.7%	37,578	35,341	6.3%	55.1%	54.5%
Minneapolis	28,735	27,989	2.7%	10,163	9,710	4.7%	18,572	18,279	1.6%	64.6%	65.3%
Midwest US Subtotal	96,955	92,869	4.4%	40,805	39,249	4.0%	56,150	53,620	4.7%	57.9%	57.7%

Same Store Total / Average	$2,203,954	$2,112,320	4.3%	$703,553	$678,140	3.7%	$1,500,401	$1,434,180	4.6%	68.1%	67.9%
										0.678780201294723

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q4 2024			FY 2024
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	5.0%	5.8%	5.2%	5.2%	6.8%	5.5%
Northern California	3.3%	2.2%	3.1%	4.2%	3.0%	3.9%
Seattle	4.5%	0.5%	3.4%	4.4%	2.8%	4.0%
Phoenix	3.4%	(6.3)%	0.4%	3.8%	(2.2)%	2.1%
Las Vegas	4.7%	(2.4)%	2.5%	4.0%	(0.3)%	2.8%
Denver	6.0%	1.7%	4.5%	4.2%	3.3%	3.9%
Western US Subtotal	4.3%	(0.6)%	3.0%	4.4%	1.9%	3.7%

Florida:
South Florida	5.4%	(3.0)%	3.2%	7.2%	—%	5.3%
Tampa	1.9%	(5.4)%	(0.5)%	4.0%	(0.9)%	2.5%
Orlando	3.2%	(4.7)%	0.4%	4.5%	(0.2)%	3.1%
Jacksonville	2.4%	(4.4)%	(0.3)%	3.6%	(1.1)%	2.1%
Florida Subtotal	3.8%	(4.3)%	1.3%	5.4%	(0.4)%	3.7%

Southeast United States:
Atlanta	4.7%	(2.0)%	2.6%	5.8%	1.5%	4.6%
Carolinas	3.8%	(2.6)%	1.8%	4.4%	1.4%	3.5%
Southeast US Subtotal	4.4%	(2.2)%	2.4%	5.3%	1.5%	4.3%

Texas:
Houston	2.9%	(1.2)%	1.7%	4.4%	1.3%	3.6%
Dallas	3.3%	(3.5)%	0.7%	4.8%	(0.4)%	3.2%
Texas Subtotal	3.1%	(2.8)%	1.1%	4.6%	0.1%	3.4%

Midwest United States:
Chicago	4.9%	7.2%	5.5%	4.8%	6.8%	5.2%
Minneapolis	6.5%	1.6%	5.4%	5.6%	0.3%	4.2%
Midwest US Subtotal	5.4%	5.5%	5.5%	5.0%	4.6%	4.9%

Total / Average	4.2%	(2.2)%	2.3%	4.9%	1.0%	3.9%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
R&M OpEx, net	$22,888	$29,526	$26,353	$20,736	$22,252
Turn OpEx, net	9,059	10,849	9,963	8,635	9,804
Total recurring operating expenses, net	$31,947	$40,375	$36,316	$29,371	$32,056

R&M CapEx	$24,124	$36,412	$32,950	$25,284	$26,247
Turn CapEx	8,566	9,854	8,699	8,182	9,864
Total Recurring Capital Expenditures	$32,690	$46,266	$41,649	$33,466	$36,111

R&M OpEx, net + R&M CapEx	$47,012	$65,938	$59,303	$46,020	$48,499
Turn OpEx, net + Turn CapEx	17,625	20,703	18,662	16,817	19,668
Total Cost to Maintain, net	$64,637	$86,641	$77,965	$62,837	$68,167

Per Home	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Total Cost to Maintain, net	$844	$1,131	$1,018	$820	$890

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Recurring CapEx	$35,518	$50,970	$46,371	$36,923	$40,080
Value Enhancing CapEx	12,361	16,182	12,500	7,300	12,148
Initial Renovation CapEx	7,091	8,860	6,392	7,698	9,656
Disposition CapEx	1,423	1,584	663	716	1,021
Total Capital Expenditures	$56,393	$77,596	$65,926	$52,637	$62,905

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q4 2024	Q4 2023	FY 2024	FY 2023
Property management expense (GAAP)	$39,238	$25,246	$137,490	$95,809
Adjustments:
Share-based compensation expense	(1,245)	(1,731)	(5,830)	(6,963)
Adjusted property management expense	$37,993	$23,515	$131,660	$88,846

Adjusted G&A Expense	Q4 2024	Q4 2023	FY 2024	FY 2023
G&A expense (GAAP)	$23,939	$22,387	$90,612	$82,344
Adjustments:
Share-based compensation expense	(5,864)	(6,279)	(22,088)	(22,540)
Severance expense	(249)	(61)	(637)	(977)
Adjusted G&A expense	$17,826	$16,047	$67,887	$58,827

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)	September 30, 2024	Q4 2024 Acquisitions (1)		Q4 2024 Dispositions (2)		December 31, 2024
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,405	30	$539,380	109	$598,255	7,326
Northern California	4,221	—	—	94	478,012	4,127
Seattle	4,007	—	—	50	558,062	3,957
Phoenix	9,258	11	390,503	23	325,258	9,246
Las Vegas	3,411	—	—	6	415,500	3,405
Denver	2,734	—	—	6	381,000	2,728
Western US Subtotal	31,036	41	499,438	288	521,896	30,789

Florida:
South Florida	8,238	11	377,660	69	437,305	8,180
Tampa	9,485	106	307,252	48	283,381	9,543
Orlando	6,792	22	375,596	20	286,573	6,794
Jacksonville	1,998	9	310,840	2	282,500	2,005
Florida Subtotal	26,513	148	322,862	139	360,236	26,522

Southeast United States:
Atlanta	12,691	12	340,229	80	284,808	12,623
Carolinas	5,876	133	337,363	4	340,000	6,005
Southeast US Subtotal	18,567	145	337,601	84	287,436	18,628

Texas:
Houston	2,324	40	276,547	17	226,293	2,347
Dallas	3,118	52	313,436	12	267,150	3,158
Texas Subtotal	5,442	92	297,397	29	243,199	5,505

Midwest United States:
Chicago	2,480	—	—	12	318,825	2,468
Minneapolis	1,064	—	—	3	232,333	1,061
Midwest US Subtotal	3,544	—	—	15	301,527	3,529

Other (3):	119	55	353,034	9	281,100	165

Total / Average	85,221	481	$340,936	564	$423,101	85,138

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,606	—	$—	—	$—	2,606
2022 Rockpoint JV (5)	319	—	—	—	—	319
FNMA JV (6)	392	—	—	5	532,000	387
Pathway Homes (7)	582	20	342,698	12	265,603	590
Upward America JV (8)	3,720	—	—	—	—	3,720

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.9%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.6%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents homes located outside of the Company’s 16 core markets; as of December 31, 2024, these include 161 homes located in Nashville and 4 homes located in other markets that are generally being held for sale.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which Invitation Homes owns 100.0%.
(8)Represents portfolio owned by the Upward America JV, of which Invitation Homes owns 7.2%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Homebuilders — As of December 31, 2024
(unaudited)

	Pipeline as of December 31, 2024 (1)(2)	Estimated Deliveries in 2025	Estimated Deliveries in 2026	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	55	49	6	—	$540,000
Tampa	407	287	88	32	330,000
Orlando	475	256	147	72	430,000
Jacksonville	85	85	—	—	310,000
Atlanta	100	52	48	—	340,000
Carolinas	235	160	30	45	320,000
South Florida	8	8	—	—	390,000
Houston	316	262	54	—	280,000
Dallas	256	210	46	—	260,000
San Antonio	94	80	14	—	230,000
Total / Average	2,031	1,449	433	149	$340,000

(1)Represents the number of new homes under contract as of December 31, 2024, that are expected to be built, sold, and delivered to the Company by various homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of September 30, 2024	2,461
Q4 2024 additions and cancellations (net)	(41)
Q4 2024 deliveries	(389)
Pipeline as of December 31, 2024	2,031

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 31

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents the Company’s reserves for residents’ accounts receivables balances that are aged greater than 30 days, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 32 before the following items: share-based compensation expense; severance expense; casualty losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company’s financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company’s EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company’s basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. The Company defines Core FFO as FFO adjusted for the following: non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives; share-based compensation expense; legal settlements; severance expense; casualty (gains) losses, net; and (gains) losses on investments in equity and other securities, net, as applicable. The Company defines Adjusted FFO as Core FFO less Recurring Capital Expenditures that are necessary to help preserve the value, and maintain the functionality, of its homes. Where appropriate, FFO, Core FFO, and Adjusted FFO are adjusted for the Company’s share of investments in unconsolidated joint ventures.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss. The Company believes that Core FFO and Adjusted FFO are also meaningful supplemental measures of its operating performance for the same reasons as FFO and are further helpful to investors as they provide a more consistent measurement of the Company’s performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. FFO, Core FFO, and Adjusted FFO are not used as measures of the Company’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company’s FFO, Core FFO, and Adjusted FFO may not be comparable to the FFO, Core FFO, and Adjusted FFO of other companies due to the fact that not all companies use the same definition of FFO, Core FFO, and Adjusted FFO. Accordingly, there can be no assurance that the Company’s basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 33

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company’s NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other companies.

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company’s operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company’s performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company’s total portfolio and NOI for its Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company’s current resident chooses to stay for a subsequent lease term, or a new lease, where the Company’s previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company’s comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 34

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,750 million revolving credit facility (the “Revolving Facility”) and its $1,750 million term loan facility (the “2024 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in the Company’s Second Amended and Restated Revolving Credit and Term Loan Agreement dated September 9, 2024 and its $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2024 Term Loan Facility, the “Term Loan Facilities”), as set forth in the Company’s 2022 Term Loan Agreement as amended by the First Amendment dated September 9, 2024 (together with the Credit Facility, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company’s compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company’s pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company’s pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company’s pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company’s pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company’s pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters’ EBITDA (including the Company’s pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ fixed charges (including the Company’s pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters’ unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ total unsecured interest expense (including the Company’s pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company’s compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company’s Unsecured Credit Agreements, see Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 9, 2024.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 35

The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company’s indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company’s Supplemental Indentures to the Base Indenture for its Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company’s compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company’s compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company’s Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, August 2, 2023, and September 26, 2024.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company’s indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 36

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Total revenues (Total Portfolio)	$659,130	$660,322	$653,451	$646,039	$624,321
Management fee revenues	(21,080)	(18,980)	(15,976)	(13,942)	(3,420)
Total portfolio resident recoveries	(38,120)	(42,412)	(37,102)	(37,795)	(35,050)
Total Core Revenues (Total Portfolio)	599,930	598,930	600,373	594,302	585,851
Non-Same Store Core Revenues	(46,697)	(47,192)	(48,131)	(47,561)	(47,027)
Same Store Core Revenues	$553,233	$551,738	$552,242	$546,741	$538,824

Reconciliation of Total Revenues to Same Store Core Revenues, FY
(in thousands) (unaudited)

	FY 2024	FY 2023
Total revenues (Total Portfolio)	$2,618,942	$2,432,278
Management fee revenues	(69,978)	(13,647)
Total portfolio resident recoveries	(155,429)	(136,433)
Total Core Revenues (Total Portfolio)	2,393,535	2,282,198
Non-Same Store Core Revenues	(189,581)	(169,878)
Same Store Core Revenues	$2,203,954	$2,112,320

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Property operating and maintenance expenses (Total Portfolio)	$228,464	$242,228	$234,184	$230,397	$228,542
Total Portfolio resident recoveries	(38,120)	(42,412)	(37,102)	(37,795)	(35,050)
Core Operating Expenses (Total Portfolio)	190,344	199,816	197,082	192,602	193,492
Non-Same Store Core Operating Expenses	(18,201)	(19,854)	(19,118)	(19,118)	(18,756)
Same Store Core Operating Expenses	$172,143	$179,962	$177,964	$173,484	$174,736

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, FY
(in thousands) (unaudited)

	FY 2024	FY 2023
Property operating and maintenance expenses (Total Portfolio)	$935,273	$880,335
Total Portfolio resident recoveries	(155,429)	(136,433)
Core Operating Expenses (Total Portfolio)	779,844	743,902
Non-Same Store Core Operating Expenses	(76,291)	(65,762)
Same Store Core Operating Expenses	$703,553	$678,140

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Net income available to common stockholders	$142,941	$95,084	$72,981	$142,158	$129,368
Net income available to participating securities	169	185	207	192	178
Non-controlling interests	460	309	243	436	395
Interest expense	95,158	91,060	90,007	89,845	90,049
Depreciation and amortization	181,912	180,479	176,622	175,313	173,159
Property management expense	39,238	34,382	32,633	31,237	25,246
General and administrative	23,939	21,727	21,498	23,448	22,387
Casualty losses, impairment, and other (1)	47,563	20,872	10,353	4,137	3,069
Gain on sale of property, net of tax	(103,019)	(47,766)	(43,267)	(50,498)	(49,092)
(Gains) losses on investments in equity securities, net	(8)	257	(1,504)	209	(237)
Other, net (2)	(3,352)	9,345	54,012	(5,973)	(5,533)
Management fee revenues	(21,080)	(18,980)	(15,976)	(13,942)	(3,420)
Losses from investments in unconsolidated joint ventures	5,665	12,160	5,482	5,138	6,790
NOI (Total Portfolio)	409,586	399,114	403,291	401,700	392,359
Non-Same Store NOI	(28,496)	(27,338)	(29,013)	(28,443)	(28,271)
Same Store NOI	$381,090	$371,776	$374,278	$373,257	$364,088

Reconciliation of Net Income to Same Store NOI, FY
(in thousands) (unaudited)

	FY 2024	FY 2023
Net income available to common stockholders	$453,164	$518,774
Net income available to participating securities	753	696
Non-controlling interests	1,448	1,558
Interest expense	366,070	333,457
Depreciation and amortization	714,326	674,287
Property management expense	137,490	95,809
General and administrative	90,612	82,344
Casualty losses, impairment, and other (1)	82,925	8,596
Gain on sale of property, net of tax	(244,550)	(183,540)
Gains on investments in equity securities, net	(1,046)	(350)
Other, net (2)	54,032	2,435
Management fee revenues	(69,978)	(13,647)
Losses from investments in unconsolidated joint ventures	28,445	17,877
NOI (Total Portfolio)	1,613,691	1,538,296
Non-Same Store NOI	(113,290)	(104,116)
Same Store NOI	$1,500,401	$1,434,180

(1)Includes $41.1 million, $14.0 million, and $55.1 million of estimated losses and damages, net of estimated insurance recoveries, related to various hurricanes during Q4 2024, Q3 2024, and FY 2024, respectively.
(2)Includes settlement and other costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)
	Q4 2024	Q4 2023	FY 2024	FY 2023
Net income available to common stockholders	$142,941	$129,368	$453,164	$518,774
Net income available to participating securities	169	178	753	696
Non-controlling interests	460	395	1,448	1,558
Interest expense	95,158	90,049	366,070	333,457
Interest expense in unconsolidated joint ventures	5,363	5,481	26,333	18,255
Depreciation and amortization	181,912	173,159	714,326	674,287
Depreciation and amortization of investments in unconsolidated joint ventures	3,502	2,783	13,377	10,469
EBITDA	429,505	401,413	1,575,471	1,557,496
Gain on sale of property, net of tax	(103,019)	(49,092)	(244,550)	(183,540)
Impairment on depreciated real estate investments	176	85	506	427
Net (gain) loss on sale of investments in unconsolidated joint ventures	930	(480)	1,215	(1,668)
EBITDAre	327,592	351,926	1,332,642	1,372,715
Share-based compensation expense	7,109	8,010	27,918	29,503
Severance expense	249	61	637	977
Casualty losses, net (1)(2)	47,526	2,986	82,700	8,200
Gains on investments in equity and other securities, net	(8)	(237)	(1,046)	(350)
Other, net (3)	(3,352)	(5,533)	54,032	2,435
Adjusted EBITDAre	$379,116	$357,213	$1,496,883	$1,413,480

(1)Includes the Company’s share from unconsolidated joint ventures.
(2)Includes $41.1 million and $55.1 million of estimated losses and damages, net of estimated insurance recoveries, related to various hurricanes during Q4 2024 and FY 2024, respectively.
(3)Includes settlement and other costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	December 31, 2024		December 31, 2023
Mortgage loans, net	$983,924		$1,627,256
Secured term loan, net	401,649		401,515
Unsecured notes, net	3,800,688		3,305,467
Term loan facility, net	2,446,041		3,211,814
Revolving facility	570,000		—
Total Debt per Balance Sheet	8,202,302		8,546,052
Retained and repurchased certificates	(55,499)		(87,703)
Cash, ex-security deposits and letters of credit (1)	(235,649)		(713,898)
Deferred financing costs, net	60,559		45,518
Unamortized discounts on note payable	24,336		21,376
Net Debt (A)	$7,996,049		$7,811,345

	For the TTM Ended		For the TTM Ended
	December 31, 2024		December 31, 2023
Adjusted EBITDAre (B)	$1,496,883		$1,413,480

Net Debt / TTM Adjusted EBITDAre (A / B)	5.3	x	5.5	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q4 2024	Q4 2023	FY 2024	FY 2023
Amortization of discounts on notes payable	$764	$663	$2,765	$1,998
Amortization of deferred financing costs	5,188	4,200	18,598	16,203
Change in fair value of interest rate derivatives	—	32	1	73
Amortization of swap fair value at designation	5,252	2,332	12,418	9,302
Company’s share from unconsolidated joint ventures	1,270	2,967	10,899	8,493
Total non-cash interest expense	$12,474	$10,194	$44,681	$36,069

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2024 Earnings Release and Supplemental Information — page 40